SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 4, 2002

PENTHOUSE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-83448	65-1158257
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, New York (Address of Principal Executive Offices)	10001 (Zip Code)

(212) 702-6000
(Registrant’s Telephone Number, Including Area Code)

________________________

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     On November 14, 2002, the Registrant filed a Form 8-K to report its acquisition of 99.5% of the outstanding shares of the common stock of General Media, Inc. (the “Original 8-K”). Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Registrant indicated in the Original 8-K that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Form 8-K/A amends the Original 8-K to provide such financial information.

     In addition, this Form 8-K/A amends the Original 8-K to include updated Exhibits 10.1, 10.2, 10.3 and 10.4, which shall replace Exhibits 10.1, 10.2, 10.6 and 10.8, respectively, to the Original 8-K.

(a	)	Financial Statements of Businesses Acquired

			Report of Independent Certified Public Accountants	F-1

			Consolidated Balance Sheets, December 31, 2000 and 2001	F-2-3

			Consolidated Statements of Operations for the Years Ended December 31, 1999, 2000 and 2001	F-4

			Consolidated Statement of Stockholder Deficiency for the Years Ended December 31, 1999, 2000 and 2001	F-5

			Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 2000 and 2001	F-6-7

			Notes to Consolidated Financial Statements	F-8-26

			Condensed Consolidated Statements of Operations for the Nine Months and Three Months Ended September 30, 2001 and 2002	F-27

			Condensed Consolidated Balance Sheets, December 31, 2001 and September 30, 2002	F-28

			Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2001 and 2002	F-29

			Notes to Condensed Consolidated Financial Statements	F-30-40

(c	)	Exhibits

10.1	Common Stock Purchase Agreement dated November 1, 2002 between the Registrant and Vector Partners, LLC

10.2	Common Stock Purchase Agreement dated November 1, 2002 between the Registrant and PH Capital Holdings, LLC

2

10.3	2002 Consultant Compensation Plan of the Registrant dated November 9, 2002

10.4	Indemnity Agreement dated November 9, 2002 between the Registrant and Charles Samel

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penthouse International, Inc.

	By:	/s/ R. Guccione

Robert C. Guccione, President

Date: January 23, 2003

4

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
     General Media, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of General Media, Inc. (a Delaware corporation and wholly-owned subsidiary of General Media International, Inc.) and Subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholder deficiency and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Media, Inc. and Subsidiaries as of December 31, 2000 and 2001, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, at December 31, 2001, the Company’s current liabilities exceeded current assets by $22,331,000. In addition, it is unlikely that the Company can generate sufficient funds from operations to make all the mandatory payments required by its Series C Notes during 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRANT THORNTON LLP

New York, New York
March 8, 2002

General Media, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,
(amounts in thousands)

ASSETS	2000	2001

CURRENT ASSETS
Cash and cash equivalents	$6,425	$2,431
Accounts receivable, net of allowance for doubtful accounts of $1,301 in 2000 and $1,852 in 2001	6,220	3,340
Inventories	6,323	4,447
Prepaid expenses and other current assets	1,896	1,855

Total current assets	20,864	12,073
WORKS OF ART AND OTHER COLLECTIBLES	2,270	2,270
PROPERTY AND EQUIPMENT — AT COST, net of accumulated depreciation and amortization	2,890	2,420
OTHER ASSETS
Due from affiliated companies	1,389	3,805
Rent security deposits	1,562	1,496
Deferred subscription acquisition costs, net	690	1,282
Loan to shareholder	1,000	1,000
Loan to affiliated company	1,086
Deferred debt issuance costs, net	165
Other	896	1,440

	6,788	9,023

	$32,812	$25,786

The accompanying notes are an integral part of these statements.

General Media, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS (continued)

December 31,
(amounts in thousands)

LIABILITIES AND STOCKHOLDER DEFICIENCY	2000	2001

CURRENT LIABILITIES
Current maturities of Senior Secured Notes	$2,943	$5,800
Accounts payable	9,799	12,439
Accrued retail display allowances	2,365	1,407
Deferred revenue	10,151	9,551
Accrued expenses and other current liabilities	3,994	2,442
Accrued interest — Senior Secured Notes	2,763	1,840
Income taxes payable	964	925

Total current liabilities	32,979	34,404
SENIOR SECURED NOTES, less current maturities	49,057	43,257
UNEARNED REVENUE	1,702	1,433
OTHER LONG-TERM LIABILITIES	1,223	1,130
COMMITMENTS AND CONTINGENCIES
MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK		9,450
REDEEMABLE WARRANTS	582
STOCKHOLDER DEFICIENCY
Common stock, $.01 par value; authorized, 1,000,000 shares; issued and outstanding, 477,401 shares	5	5
Capital in excess of par value	3,071	1,822
Accumulated deficit	(55,807)	(65,715)

	(52,731)	(63,888)

	$32,812	$25,786

The accompanying notes are an integral part of these statements.

General Media, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31,
(amounts in thousands)

	1999	2000	2001

Net revenues	$78,811	$76,001	$65,433

Operating costs and expenses
Publishing — production, distribution and editorial	34,449	29,624	24,240
Entertainment — direct costs	2,494	1,244	1,050
Selling, general and administrative	40,472	31,479	28,333
Bad debts expense	757	563	3,312
Rent expense from affiliated companies	542	540	571
Depreciation and amortization	941	714	600

Total operating costs and expenses	79,655	64,164	58,106

Income (loss) from operations	(844)	11,837	7,327
Other income (expense)
Debt restructuring expenses			(9,579)
Interest expense	(7,969)	(6,865)	(8,003)
Interest income	762	495	289
Gain on sale of Automotive Magazines	30,657

Total other income (expense), net	23,450	(6,370)	(17,293)

Income (loss) before provision for income taxes and extraordinary item	22,606	5,467	(9,966)
Income tax expense (benefit)	3,390	2,239	(58)

Income (loss) before extraordinary item	19,216	3,228	(9,908)
Extraordinary gain from extinguishment of debt, net of income taxes of $15 in 1999 and $465 in 2000	671	571

NET INCOME (LOSS)	$19,887	$3,799	$(9,908)

The accompanying notes are an integral part of these statements.

General Media, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDER DEFICIENCY

Years ended December 31, 1999, 2000 and 2001
(amounts in thousands)

		Capital in
	Common	excess of	Accumulated
	stock	par value	deficit	Total

Balance – December 31, 1998	$5	$1,418	$(79,493)	$(78,070)
Net income for the year			19,887	19,887
Contribution to capital by Parent Company		1,480		1,480

Balance – December 31, 1999	5	2,898	(59,606)	(56,703)
Net income for the year			3,799	3,799
Exercise of warrants		173		173

Balance – December 31, 2000	5	3,071	(55,807)	(52,731)

Net loss for the year			(9,908)	(9,908)
“Paid in kind” dividends on mandatorily redeemable preferred stock		(1,000)		(1,000)
Accretion of mandatorily redeemable preferred stock		(249)		(249)

Balance – December 31, 2001	$5	$1,822	$(65,715)	$(63,888)

The accompanying notes are an integral part of this statement.

General Media, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,
(amounts in thousands)

	1999	2000	2001

Cash flows from operating activities
Net income (loss)	$19,887	$3,799	$(9,908)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	941	714	600
Debt restructuring costs			9,579
Bad debts expense	757	563	3,312
Amortization of unearned revenue	(1,023)	(364)	(268)
Interest on loan to shareholder	(77)	(95)	(110)
Amortization of bond costs	971	873
Income taxes forgiven by affiliated companies	1,480
Income taxes reimbursable to affiliated companies		2,718
Extraordinary gain from extinguishment of debt	(686)	(1,036)
Gain on disposition of Automotive Magazine assets	(30,657)
Changes in operating assets and liabilities
Accounts receivable	138	18	1,454
Inventories	135	(1,800)	1,876
Other current assets	1,562	(422)	41
Other assets	1,788	(807)	(905)
Accounts payable, accrued expenses and other current liabilities	(5,233)	(3,061)	130
Accrued interest on Senior Secured Notes		2,763	(923)
Income taxes payable	765	(55)	(39)
Deferred revenue	220	236	(600)
Other long-term liabilities	1,150	73	(93)

	(27,769)	318	14,054

Net cash provided by (used in) operating activities	(7,882)	4,117	4,146

Cash flows from investing activities
Capital expenditures	(638)	(232)	(130)
Proceeds from sale of Automotive Magazines	35,000

Net cash provided by (used in) investing activities	34,362	(232)	(130)

General Media, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Year ended December 31,
(amounts in thousands)

	1999	2000	2001

Cash flows from financing activities
Advance to affiliated companies	$(2,971)	$(2,911)	$(3,216)
Debt issuance costs		(165)	(1,961)
Purchase of Senior Secured Notes	(26,600)		(2,943)
Repayments from affiliated companies	2,118
Loan to shareholder		(54)
Repayment from shareholder	200	11	110

Net cash used in financing activities	(27,253)	(3,119)	(8,010)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(773)	766	(3,994)
Cash and cash equivalents at beginning of year	6,432	5,659	6,425

Cash and cash equivalents at end of year	$5,659	$6,425	$2,431

Supplemental disclosures of cash flow information:
Cash paid during the year for
Interest	$6,996	$3,200	$8,911
Income taxes	1,120	236	17
Supplemental disclosures of cash flow information:
Noncash issuance of mandatorily redeemable convertible preferred stock			$8,200
Noncash “paid in kind” dividends on mandatorily redeemable preferred stock			1,000
Noncash expiration of redeemable common stock warrants			582
Noncash accretion of mandatorily redeemable preferred stock to liquidation preference			249
Noncash repayment by affiliated companies		$1,800
Exercise of warrants for stock not yet issued (related stock issued in early 2001)		173

The accompanying notes are an integral part of these statements.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, 2000 and 2001

NOTE 1 — ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

General Media International, Inc. (“GMI”) is the holder of 99.5% of the common stock of General Media, Inc. and Subsidiaries (the “Company”). On March 29, 2001 the Company issued 9,905 shares of mandatorily redeemable convertible preferred stock to third parties (See Note 7). General Media, Inc. and Subsidiaries is a publishing, online and entertainment company engaged in the publication and sale of men’s magazines, the sale of various adult-oriented online products and services, the sale of various adult-oriented entertainment products and services, the licensing of its trademarks to publishers in foreign countries and for use on various consumer products and services, and until March 1999, the production and sale of automotive magazines and an automotive television series. Penthouse is the Company’s most significant trademark and is used extensively by its publishing, online, entertainment and foreign edition licensing operations. In December 1999, the Company launched a new magazine called Mind & Muscle Power (“Power”) which targeted the men’s health magazine market. Results were below expectations and the publication was suspended after the November 2000 issue. The Company’s operations are located primarily in New York City, and the Company has a broad customer base.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

a.	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

b.	Revenue Recognition

Sales of magazines for retail distribution are recorded on the on-sale date of each issue based on an estimate of the revenue for each issue of the magazine, net of estimated returns. Estimated revenues are adjusted to actual revenues as actual sales information becomes available. The Company receives an advance payment from its distributor on the on-sale date of each issue.

Revenues from advertising are recognized on the on-sale date of each issue in which the advertising was included.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 1 (continued)

Revenues from the sale of magazine subscriptions are recognized over the term of the subscriptions.

Revenues from the sales of films and videocassettes are recognized in the period in which the product is shipped. Returns are generally not material.

Revenues from product and trademark licensing are recorded in the period in which earned.

Revenues from the sale of memberships to the Company’s internet site are recognized over the term of the membership.

Revenues from pay-per-call programs are recorded in the period in which the calls are made.

c.	Inventories

Paper and printing costs are valued at the lower of cost (first-in, first-out method) or market. Editorials and pictorials are valued at actual cost. Film and programming costs are the direct cost of production, less amounts amortized over the expected period of revenue, generally twelve to eighteen months from the film release date.

d.	Works of Art and Other Collectibles

Works of art and other collectibles are carried at lower of cost or estimated fair value. At December 31, 2001 and 2000, all works of art and collectibles are recorded at cost.

e.	Deferred Subscription Acquisition Costs

The costs of acquiring subscriptions related to direct response marketing are deferred and amortized over the life of the subscriptions, generally twelve months. Amortization of these costs is done on a cost-pool-by-cost-pool basis over the period as future revenues are expected to be recognized.

f.	Property and Equipment

Property and equipment are stated at cost. Depreciation is provided by the straight-line method based upon the estimated useful lives of the assets. Furniture and equipment and computer hardware and software are depreciated over five years and leasehold improvements are depreciated over the life of the lease.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 1 (continued)

g.	Cash Equivalents

The Company considers its money market funds with an original maturity of three months or less to be cash equivalents.

h.	Management Charges

The Company incurs shared common indirect expenses for the benefit of GMI and affiliated companies, including accounting, personnel, data processing, employee relations and other administrative services. In addition, the Company is charged by GMI and its subsidiaries for other corporate overhead costs, executive compensation and costs which principally relate to office space, including interest charges and depreciation. These allocations are based on factors determined by management of the Company to be appropriate for the particular item, including estimated relative time commitments of managerial personnel, relative number of employees and relative square footage of all space occupied.

In the opinion of management, the results of operations of the Company reflect all of the Company’s costs, including salaries, rent, depreciation, legal and accounting services and other general and administrative costs.

i.	Concentration of Credit Risk and Fair Value of Financial Instruments

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and temporary cash investments with high credit quality institutions. In general, such balances generally exceed the FDIC insurance limit. Management of the Company provides credit, in the normal course of business, to a significant number of advertisers in the tobacco, alcohol and adult entertainment industries. The Company routinely assesses the financial strength of its customers and newsstand distributors and, as a consequence, believes that its trade accounts receivable exposure is limited. The carrying value of financial instruments (principally consisting of cash and cash equivalents and receivables) approximates fair market value due to its short-term nature. There is no established public trading market for the Company’s Senior Secured Notes and it would be impractical to estimate fair value at December 31, 2001 without incurring excessive cost.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 1 (continued)

No customer of the Company accounted for more than ten percent of the Company’s net revenues in 1999, 2000 or 2001, and no part of the business is dependent upon a single customer or a few customers, the loss of any one or more of which would have a material adverse effect on the Company.

j.	Income Taxes

The Company makes estimates of its current tax exposure and temporary differences resulting from timing differences for reporting items for book and tax purposes. The Company recognizes deferred taxes by the assets and liability method of accounting for income taxes. Under the assets and liability method, deferred taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

k.	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

l.	Reclassification of Prior Periods

Certain amounts in the 1999 and 2000 financial statements have been reclassified to conform to the 2001 presentation.

NOTE 2 – BASIS OF PRESENTATION AND LIQUIDITY

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company’s cash balance was $2,431,000 at December 31, 2001, compared to $6,425,000 at December 31, 2000. During the year ended December 31, 2001, the Company provided $4,146,000 in cash flows from operating activities. However the Company paid $3,216,000 in advances to an affiliated company, incurred $1,961,000 in debt issuance costs and paid $2,943,000 in mandatory principal payments for its Series C Notes, resulting in a net decrease in its cash balance at December 31, 2001. At December 31, 2001, the Company’s current liabilities exceeded current assets by $22,331,000.

The Company’s Series C Notes require interest payments of approximately $7,045,000 and amortization payments of $5,800,000 during the next year. The management of the Company does not believe it can generate sufficient funds from operations to make all of the required payments. In the event that the

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 2 (continued)

Company is unable to make these payments, the trustee under the Indenture could assume control over the Company and substantially all of its assets including its registered trademarks. The Company is currently negotiating with the holders of the Series C Notes (the “Holders”) for a reduction in its debt service payments. There can be no assurance that the Company will be successful in obtaining a reduction in the debt service payments.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon the Company’s ability to obtain financing and continued operations of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company has undertaken the following actions to attempt to achieve profitability and improve cash flow:

•	On February 28, 2002, the Company reduced its workforce by 39 employees (26% of total workforce). This action will reduce the amount of cash required for salary and benefit expenses.

•	Reduce production costs of its magazines by changing the paper grades on its magazines and by changing their design to improve production efficiencies.

•	Reduce the amount of cash expended to promote subscriptions and reduce the amount of cash expended on other selling, general and administrative expenses.

•	Improve revenue by adding additional special issues of its magazines.

Since the above actions will not generate sufficient improvements to cash flow to meet current debt service requirements, the Company is contemplating additional actions, including seeking other sources of financing, to provide cash. However, there can be no assurances that management will be able to achieve such a result.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 3 — INVENTORIES

Inventories include the following at December 31:

	2000	2001

	(in thousands)
Paper and printing	$3,432	$1,411
Editorials and pictorials	2,271	2,239
Film and programming costs	620	797

	$6,323	$4,447

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment as of December 31, consist of:

	2000	2001

	(in thousands)
Furniture and equipment	$6,253	$6,253
Leasehold improvements	1,871	1,871
Computer hardware and software	2,772	2,902
Other	66	66

	10,962	11,092
Accumulated depreciation and amortization	(8,072)	(8,672)

	$2,890	$2,420

Depreciation and amortization expense on property and equipment was $838,000, $714,000 and $600,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 5 — SENIOR SECURED NOTES

On December 21, 1993, the Company issued $85,000,000 of Senior Secured Notes (the “Notes”) at an issue price equal to 99.387% of the principal amount of the Notes. As part of the issuance of the Notes, the Company issued 85,000 common stock purchase warrants to the purchasers of the Notes and sold to the underwriter at a discount 102,506 warrants (the “Warrants”). The Warrants, having an expiration date of December 22, 2000, entitled the holders to purchase in the aggregate 25,000 shares of the Company’s common stock at the exercise price of $0.01 per share. The Warrants also gave the holders the right to require the Company to purchase for cash all of the Warrants at their fair value. At the time of issuance, the Company recorded the Warrants at their fair value.

The Notes were collateralized by a first priority security interest in all intellectual property rights (including copyrights and trademarks) and substantially all other intangible and tangible assets of the Company, other than accounts receivable, inventory and cash equivalents.

In July 1995, the Company repurchased $5,000,000 face amount of its outstanding Notes, including 5,000 warrants, for cash of $4,050,000. In May 1999, the Company repurchased $28,000,000 face amount of its outstanding Notes for cash of $26,600,000. The remaining Notes matured on December 31, 2000 and bore interest at 10-5/8% per annum, which was payable semiannually.

During the first three months of 2000, the Company made non-permitted advances of approximately $1,005,000 to GMI that caused non-compliance with certain covenants of the indenture. This amount was repaid in full with interest on March 27, 2000 by a transfer of the outstanding stock of a subsidiary of GMI whose net assets, consisting of works of art and other collectibles, had an appraised value of $1,800,000 at the time of transfer. The remaining balance of $795,000 was applied against the outstanding receivable from GMI.

On December 22, 2000, 18,009 of the Warrants were converted into 2,401 shares of the Company’s Common Stock and 104,076 Warrants expired without being timely exercised in accordance with the Warrant agreement. The due date of the remaining 60,421 Warrants held by holders of the Notes was extended as part of the negotiations for refinancing the Notes. The exercise of the 18,009 Warrants was recorded in December 2000 as a reduction in redeemable warrants and a contribution to capital of $173,000. The expiration of the 104,076 Warrants was recorded in the financial statements in December 2000 as an extraordinary gain from extinguishment of debt of $571,000, net of income tax of $465,000.

On March 29, 2001 (the “Closing Date”), the Company refinanced the Notes. Under the refinancing agreement, the Company exchanged the $51,507,000 of principal amount of Notes and any Warrants held by Noteholders (the “Consenting Holders”) for Series C Notes and mandatorily redeemable convertible preferred stock (the “Preferred Stock”) with a liquidation preference of $10,000,000 (See

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 5 (continued)

Note 7) meeting certain specified terms and conditions. The remaining $493,000 principal amount of Notes that were not exchanged were retired by payments made to the holders on March 29, 2001.

The Series C Notes will mature on March 29, 2004, bear interest at a rate of 15% per annum from and after January 1, 2001 and require amortization payments of $5,800,000 during 2002 and $6,500,000 during 2003, with the balance due in 2004. In addition, further amortization equal to 50% of excess cash flow in each year is required. The Company made amortization payments of $2,943,000 during the year ended December 31, 2001.

The indenture under the original Notes (the “Indenture”) has been extended to the March 29, 2004 maturity of the Series C Notes. The original Indenture contained covenants, that will continue to the new maturity date, which, among other things, (i) restrict the ability of the Company to dispose of assets, incur indebtedness, create liens and make certain investments, (ii) require the Company to maintain a consolidated tangible net worth deficiency of no greater than $81,600,000, and (iii) restrict the Company’s ability to pay dividends unless certain financial performance tests are met. The Company’s subsidiaries, which are guarantors of the Senior Secured Notes under the Indenture, however, were and continue to be permitted to pay intercompany dividends on their shares of common stock. The ability of the Company and its subsidiaries to incur additional debt is severely limited by such covenants. The Indenture was amended in conjuction with the issuance of the Series C Notes to reflect the above mentioned payments, to reflect the March 29, 2004 maturity of the Series C Notes, to provide additional “Change of Control” events (requiring the commencement of an offer to purchase Notes), to provide additional flexibility as to the nature of, but also to set a fixed dollar limit for, “Owner Payments”, and to require Noteholder consent to entering into new lines of business or for sales or other conveyances of the Penthouse trademark (other than ordinary course licensing) or other assets for net proceeds in excess of $500,000. In addition, the related Security Agreement was amended to grant additional security interests in inventory and accounts receivable as well as a security interest in proceeds of the sale of certain real property owned by GMI (after payment of existing debt obligations thereon) and on any proceeds to the Company from payment on split dollar life insurance on the life of the Company’s principal beneficial owner. As of December 31, 2001, the Company was in compliance with all such covenants.

NOTE 6 – DEBT RESTRUCTURING EXPENSES

In connection with the refinancing of the Company’s debt, as more fully described in Note 5 above, the Company recorded debt restructuring expenses of $9,579,000 consisting of a fee of approximately $1,030,000 to Consenting Holders as well as their legal fees and related expenses of approximately $177,000, legal fees and expenses for the Company’s own lawyers and representatives of approximately $754,000 and the fair market value of 9,905 shares of Preferred Stock of $8,200,000 issued to the Consenting Holders, as more fully described in Note 7 below, less the remaining $582,000 of liability associated with 60,421 Warrants surrendered in connection with the refinancing.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 7 – MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

On March 29, 2001, the Company issued 9,905 shares of Preferred Stock to the Consenting Holders at a fair market value of $8,200,000. The Preferred Stock carries a liquidation preference of $10,000,000, provides for “paid-in-kind” dividends at a 13% per annum rate and is convertible at the option of the holders, after two years following the Closing Date, into 10% of the Company’s common stock on a fully diluted basis in the third year, 12.5% of the Company’s common stock on a fully diluted basis in the fourth year, and 15% of such common stock on a fully diluted basis during the fifth year. The Preferred Stock is mandatorily redeemable by the Company (subject to the aforementioned conversion rights) at its liquidation preference including the “paid-in-kind” dividends at the end of the fifth year.

The Preferred Stock may be optionally redeemed by the Company at a discount during the first and second years following the Closing Date at redemption prices of $4,000,000 if redeemed in the first six months, $6,000,000 thereafter in the first year and $10,000,000 in the second year, and may be optionally redeemed at increasing premiums of 110%, 115% and 120% during the third, fourth and fifth years, respectively, provided that the Series C Notes are paid in full at or before the time of any redemption.

The recorded value net of issuance costs are being accreted using the effective interest method through the March 29, 2006 mandatory redemption date of the Preferred Stock. For the year ended December 31, 2001, the Company recorded $249,000 of such accretion. For the year ended December 31, 2001, the Company also recorded “paid-in-kind” dividends of approximately $1,000,000. Both the accretion of the Preferred Stock and the “paid-in-kind” dividends are reflected in the accompanying financial statements as an increase in Mandatorily Redeemable Convertible Preferred Stock and a decrease in Capital In Excess Of Par Value.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 8 — SALE OF AUTOMOTIVE MAGAZINES

On March 2, 1999 (the “Closing Date”), the Company sold substantially all of the assets, exclusive of net newsstand and advertising accounts receivable, of its wholly-owned subsidiary, General Media Automotive Group, Inc. (“GMAG”), to EMAP Petersen, Inc. (“EMAP”) for $35,000,000 in cash plus the assumption of certain liabilities and deferred subscription liabilities, as defined in the Asset Sale and Purchase Agreement between EMAP and GMAG dated as of February 9, 1999 (the “Asset Purchase Agreement”). There are no material relationships between EMAP and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. The sale price was subject to an adjustment, that was determined to be $156,000 in the Company’s favor, which is the amount that net working capital, as defined in the Asset Purchase Agreement, deviated from $1,500,000. The Company recorded an after-tax gain of approximately $27,000,000 on the sale.

On April 27, 1999, the Company tendered an Offer To Purchase and Consent Solicitation Agreement (the “Offer”) to the registered holders (the “Noteholders”) of the Notes. The Offer solicited consents from Noteholders for the adoption of certain proposed waivers and amendments to the Indenture, and solicited the Noteholders consent to the Company’s offer to purchase for cash, on a pro rata basis, $28,000,000 in aggregate principal amount of the Notes from the proceeds received from the sale of the Automotive Magazines (the “Sales Proceeds”). The purchase price offered was $0.95 for each $1.00 in principal amount of Notes tendered and accepted pursuant to the Offer, plus accrued interest through and including the date of purchase. The Offer further requested the Noteholders to consent to the release to the Company for general working capital of approximately $2,700,000 remaining from the Sales Proceeds, after giving effect to the purchase of the Notes contemplated in the Offer and costs associated with the sale of the Automotive Magazines. In May 1999, a majority of the Noteholders consented to the waivers and amendments to the Indenture and tendered the full $28,000,000 in principal amount of Notes for purchase by the Company for cash of $26,600,000. The remaining cash of approximately $2,700,000 was released to the Company for general working capital purposes.

The effect of this Offer was a reduction in Notes outstanding of $28,000,000, a reduction in interest expense in Fiscal 1999 of approximately $1,800,000, a net gain of $671,000 on the retirement of the Notes and a reduction in available cash of approximately $28,000,000. The gain of $671,000 net of income taxes of $15,000 has been reflected in the consolidated statements of operations as an extraordinary item.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 9 — INCOME TAXES

The income tax provision for the year ended December 31 consists of:

	1999	2000	2001

	(in thousands)
Current
Federal	$1,519	$1,580	$
State	1,871	673		25
Foreign		(14)		(83)

	$3,390	$2,239		$(58)

The Company incurred a taxable loss of approximately $1,475,000 for the year ended December 31, 2001. The state income tax provision for the year ended December 31, 2001 is comprised of minimum taxes. The benefit in the foreign tax provision for the year ended December 31, 2001 is the result of a favorable settlement of a foreign tax audit from a prior year.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory rate to earnings before income taxes, as a result of the following:

	1999	2000	2001

Statutory Federal income tax rate	34.0%	34.0%	34.0%
Net operating loss and other tax benefits for which no current tax benefit is being realized			(34.0)
State taxes, net of Federal income tax	5.6	7.4
Net change in valuation allowance for deferred taxes	7.2	2.2
Utilization of Federal AMT credit carryforward		(2.3)
Foreign tax refund		(.3)
Utilization of net operating loss carryforwards	(31.8)

Effective tax rate	15.0%	41.0%	—%

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 9 (continued)

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred income tax assets and liabilities at December 31 were as follows:

	2000		2001

	(in thousands)
Deferred tax assets
Debt financing costs	$		$2,874
Allowance for doubtful accounts		426	740
Deferred rent – 11 Penn Plaza		105	151
Accrued bonuses		170	100
Accrued severance		130
Net operating loss carryforwards			590

Gross deferred tax asset		831	4,455
Deferred tax liabilities
Depreciation		(86)	(46)

Gross deferred tax liability		(86)	(46)

Valuation allowance		(745)	(4,409)

Net deferred tax asset		$—	$—

The Company has established a full valuation allowance with respect to the future realization of net deferred tax assets due to the uncertainty of the Company’s ability to generate sufficient future taxable income.

The Company and its subsidiaries are included in the consolidated Federal income tax return of GMI. The provision for income taxes (benefit) in the accompanying statements of operations is allocated to the Company from GMI as if the Company filed separate income tax returns. Since each member of a consolidated tax group is jointly and severally liable for Federal income taxes of the entire group, the Company may be liable for taxes of GMI or other members of the consolidated group. Under the terms of a Tax Sharing and Indemnification Agreement (the “Agreement”), the Company is required to remit income taxes to GMI beginning in the year in which the Company’s Senior Secured Notes are paid to the extent that the Company utilizes the net operating losses (“NOL’s”) of GMI to reduce its income tax liabilities. At January 1, 2001, GMI had available for Federal income tax purposes NOL’s aggregating approximately $86,987,000 which can be used by the Company to reduce future income taxes, as long as the Company is a member of GMI’s consolidated group, which will expire in tax years ending 2007 to 2020. The Company’s ability to utilize net operating losses may be limited in the future due to the additional issuance of GMI’s common stock or other changes in control, as defined in the

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 9 (continued)

Internal Revenue Code and related regulations. To the extent that the Company utilizes such NOL’s, the Company is required to pay GMI, within thirty days after the Company pays the group consolidated tax liability, an amount that would have been paid in taxes had such NOL’s not been available.

The Internal Revenue Service has completed an audit of GMI’s Federal income tax returns for the years ended 1986 through 1990. This audit resulted in a tax deficiency totaling $35,000 plus interest, which was paid in October 1999. As a result of the audit, the net operating loss carryforward was reduced by $95,600. GMI’s Combined New York State Franchise Tax Returns for the years 1993 to 1996 are in the process of being audited by The New York State Department of Taxation and Finance. GMI’s management does not expect a material adverse outcome from this audit. Subsequent years’ Federal, New York State and other tax returns filed by GMI are subject to audit by governmental authorities.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Litigation

On January 23, 1997, the Company filed in United States District Court for the Southern District of New York an action under the Racketeer Influenced and Corrupt Organizations Act alleging, among other things, that certain defendants conspired to defraud the Company by fraudulently backdating a contract (the “DEC Contract”) which awarded exclusive rights to develop a “live” Penthouse internet site to defendant Deluxe Entertainment Corp. (“DEC”). On January 24, 1997 DEC served a demand on the Company for arbitration under the DEC contract on the issues of breach and damages. The DEC Contract provides a minimum damage award of $30 million in addition to incidental, consequential and punitive damages and compensation for lost profits. In July 1998 the United States District Court granted DEC’s motion for arbitration. DEC and the Company have mutually agreed to indefinitely postpone this arbitration subject to reinstatement by either party on six months notice to the other. The Company intends to vigorously defend itself in the arbitration should it be reinstated. In the opinion of management, the outcome of these proceedings is not reasonably likely to have a material adverse effect on the Company’s financial condition or results of operations.

On December 3, 2001, Network Telephone Services (“NTS”) filed in Los Angeles Superior Court (the “Court”) a complaint against Robert C. Guccione (the Company’s Chairman and GMI’s principal shareholder), GMI and the Company (collectively the “Defendants”) asserting breach of promissory note, breach of written guarantee, and a declaration of rights and injunctive relief arising out of a promissory note and several other agreements between NTS and the Defendants. NTS seeks damages in the amount of approximately $1.1 million, interest at the rate of 9% per annum from September 1, 2001 and attorneys fees. The Defendants have until April 22, 2002 to file their answer to the complaint. However the Court has ordered the case to mediation, with the mediation to be completed no later than

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 10 (continued)

June 17, 2002. The Company is in negotiations with NTS to renew its pay-per-call service and advertising agreements, which renewal could provide for the settlement of this litigation. In the event these agreements cannot be negotiated at fair market rates and damages are assessed against the Company, it will seek to recover any amounts paid to NTS from Robert C. Guccione and GMI. In the opinion of management, the outcome of these proceedings is not reasonably likely to have a material adverse effect on the Company’s financial condition or results of operations.

There are various lawsuits claiming amounts against the Company. It is the opinion of the Company’s management that the ultimate liabilities, if any, in the outcome of these cases will not have a material effect on the Company’s financial statements.

Leases

The Company leases office space in several cities under operating leases expiring at various dates through March 2009. Rent expense under operating leases was $1,956,000, $1,821,000 and $1,856,000 during the years ended December 31, 1999, 2000 and 2001, respectively. Minimum lease commitments are set forth below:

Year ending December 31,	(in thousands)

2002	$1,890
2003	1,869
2004	1,864
2005	1,896
2006	1,896
Thereafter	4,271

$13,686

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 10 (continued)

Letter of Credit

In connection with the lease for its corporate office, the Company was required to maintain a standby letter of credit for approximately $1,322,000 at December 31, 2001 for the purpose of collateralizing future lease payments. The letter of credit, which is collateralized by a similar balance in a restricted cash account included in rent security deposits, will be reduced annually in accordance with the lease agreement, but will be required to remain open throughout the life of the lease. The balance in the Company’s letter of credit account was $1,396,000 at December 31, 2001.

Employee Benefit Plan

The Company’s employees may participate in a GMI-sponsored employee profit-sharing and deferred compensation 401(k) benefit plan. The plan covers substantially all employees and permits employees to defer up to 15% of their salary up to statutory maximums. The plan also provides for GMI and the Company to make contributions to a profit-sharing fund solely at GMI’s or the Company’s discretion. There were no Company contributions to the plan for the years ended December 31, 1999, 2000 and 2001.

NOTE 11 — UNEARNED REVENUE

During 1994 and 1995, the Company received amounts aggregating $1,000,000 and $3,000,000, respectively, relating to two distribution agreements for the Company’s products. The advance in 1994 of $1,000,000 represents an incentive to sign a ten-year agreement with a distributor covering the foreign distribution of the Company’s magazines. The other advance, totaling $3,000,000, represents an incentive to sign a ten-year agreement with the distributor covering domestic distribution of the Company’s magazines. These incentive advances are being recognized as revenue on a straight-line basis over the term of the related contract.

During 1999, the Company received amounts aggregating $900,000 and $100,000, respectively, relating to two licensing agreements for domestic sales of the Company’s digital video disc (“DVD”) versions of its video products. The non-recoupable $900,000 advance represents an incentive to sign a seven-year agreement with a distributor covering domestic distribution of the DVD versions of the Company’s video products. This advance is being recognized as revenue on a straight-line basis over the term of the agreement. The $100,000 recoupable advance, represents an incentive to sign a seven-year agreement with a distributor covering domestic distribution of the DVD version of a full-length movie owned by the Company. This advance was recognized as revenue as the Company’s products were sold through the distributor during 1999 and 2000.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 11 (continued)

During 2000, the Company received a recoupable advance in the amount of $500,000 which represents an incentive to sign a seven-year licensing agreement with a distributor covering foreign distribution of the DVD versions of the Company’s video products and worldwide distribution of the videocassette versions of the Company’s video products. This advance was recognized as revenue as the Company’s products were sold through the distributor during 2000 and 2001.

NOTE 12 — RELATED PARTIES

Included in the accompanying statements of operations are allocated expenses for use by the Company of facilities owned by affiliated companies. Rent expense payable to affiliated companies was $542,000, $540,000 and $571,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

On November 26, 1993, the Company entered into a Property and Salary Allocation Agreement (the “Agreement”) with GMI and an affiliate of GMI, pursuant to which the Company is charged for the cost of utilizing facilities owned by GMI and an affiliate of GMI. The charges are based upon an estimate of the portion of the executive offices used by the Company and the cost of utilizing comparable facilities as determined by the nonemployee members of the Board of Directors of the Company.

The Agreement also provided that the Company is charged for the salary of the Chairman of the Board of the Company, which is paid by GMI. The amount of salary charged to the Company is based upon an estimate of the time devoted to Company matters. In 2001, 2000 and 1999, the Company reimbursed GMI in the amounts of approximately $1,295,000, $1,850,000 and $1,530,000, respectively, for the allocated amount of the chairman’s salary.

On November 26, 1993, the Company entered into an Expense Allocation Agreement (the “Agreement”) with GMI and its subsidiaries, which requires the Company to pay certain shared common indirect expenses. Under the Agreement, GMI and its subsidiaries are required to reimburse the Company, within 60 days after each quarter-end, for any payments made by the Company on its behalf. In light of the changes to the Indenture made in connection with the refinancing, which had the effect of permitting an increase in amounts which may be due from affiliates, the Company intends to amend the Agreement in the near future. The amount of shared common indirect expenses charged to GMI and its subsidiaries is based upon factors determined by management of the Company to be appropriate for the particular item, including relative time commitments, relative number of employees and square footage of space occupied. The amount receivable under the Property and Salary Allocation Agreement and the Expense Allocation Agreement, which is non-interest bearing, at December 31, 2000 and 2001 was $1,389,000 and $3,805,000 (net), respectively, as approximately $2,971,000 was advanced by the Company to GMI and its subsidiaries in 1999, approximately $2,911,000 in 2000 and approximately $3,216,000 in 2001. As discussed more fully in Note 5, on March 27, 2000, the Company received a payment of approximately $795,000 toward this balance through the transfer of the

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 12 (continued)

outstanding stock of a subsidiary of GMI whose net assets consist of works of art and other collectibles. In 2001, the Company established a reserve of $800,000 against an amount due from GMI and its subsidiaries as collectibility is not fully assured.

The Company has an unsecured loan receivable in the amount of $1,086,000 from an entity which is owned by GMI’s principal shareholder, which amount has been fully reserved at December 31, 2001 as collectibility is not assured.

In October 1997, GMI’s principal shareholder was granted a loan in the amount of $1,200,000 from NTS, a company that had simultaneously entered into an agreement with the Company to provide services for the Company’s pay-per-call business. Upon the refinancing of the Company’s Senior Secured Notes in March 2001, the principal shareholder defaulted on the repayment which resulted in NTS applying monies due the Company from its pay-per-call business towards the repayment of this loan. As more fully described in Note 10 , NTS filed suit in December 2001 regarding this matter. At December 31, 2001, the loan balance was approximately $887,000.

The Company had $1,000,000 of loans receivable as of both December 31, 2000 and 2001, from GMI’s principal shareholder, pursuant to a promissory note. Such loan bears interest at 11% per annum and is due on December 31, 2002.

Included in prepaid expenses and other current assets as of December 31, 2001 are approximately $418,000 of receivables from KC Publishing, Inc., a company owned by the Company’s former President and Chief Operating Officer. The Company has established a full reserve against these receivables as collectibility is not assured.

NOTE 13 — SEGMENT INFORMATION

The Company is currently engaged in activities in three industry segments: publishing, online and entertainment. The publishing segment of the Company is engaged in the publication of Penthouse magazine and four affiliate magazines (the “Affiliate Publications” and, together with Penthouse magazine, the “Men’s Magazines”), the licensing of the Company’s trademarks to publishers in foreign countries and for use on various consumer products and services and until March 1999, the publication of four specialty automotive magazines. From December 1999 to October 2000, the Company also published Mind and Muscle Power Magazine. The online segment is engaged in the sale of memberships to the Company’s Internet site (the “Internet Site”), the sale of advertising banners posted on the Internet Site and, starting in 2001, the sale of adult-oriented consumer products through the Company’s online store. The entertainment segment of the Company provides a number of adult-oriented entertainment products and services, including pay-per-call telephone lines, digital video discs (“DVD’s”), videocassettes and pay-per-view programming.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 13 (continued)

				Corporate
				and
				reconciling
	Publishing	Online	Entertainment	items	Consolidated

	(in thousands)
2001
Revenues from customers	$52,713	$9,827	$2,893		$65,433
Depreciation and amortization	502	82	16		600
Income (loss) from operations	13,529	5,870	1,212	(13,284)	7,327
Debt restructuring expenses				9,579	9,579
Interest expense	356			7,647	8,003
Interest income				289	289
Segment profit (loss) before income taxes	13,173	5,870	1,212	(30,221)	(9,966)
Segment assets	12,341	237	1,056	12,152	25,786
Capital expenditures	74	56			130
2000
Revenues from customers	$59,874	$12,840	$3,287		$76,001
Depreciation and amortization	602	76	36		714
Income (loss) from operations	14,424	8,082	1,806	(12,475)	11,837
Interest expense	461			6,404	6,865
Interest income				495	495
Segment profit (loss) before income taxes	13,963	8,082	1,806	(18,384)	5,467
Extraordinary gain, net of income taxes				571	571
Segment assets	17,537	216	1,112	13,947	32,812
Capital expenditures	153	79			232
1999
Revenues from customers	$62,213	$12,774	$3,824		$78,811
Depreciation and amortization	664	192	85		941
Income (loss) from operations	5,594	7,230	1,159	(14,827)	(844)
Gain on sale of Automotive Magazines	30,657				30,657
Interest expense	300			7,669	7,969
Interest income				762	762
Segment profit (loss) before income taxes	35,951	7,038	1,351	(21,734)	22,606
Extraordinary gain, net of income taxes				671	671
Segment assets	17,059	188	1,264	11,793	30,304
Capital expenditures	610	25	3		638

The Corporate and reconciling items column represents corporate administrative expenses such as executive, human resources, finance and accounting, management information systems, costs related to the operation of the corporate and executive offices, interest expense, interest income, debt restructuring expenses (in 2001) and extraordinary gains, net of income taxes (in 2000 and 1999), resulting in the segment profit (loss) shown. Corporate and reconciling items included in segment assets include all cash, deferred debt issuance costs, loan to shareholder and loan to affiliated company.

General Media, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

December 31, 1999, 2000 and 2001

NOTE 13 (continued)

The market for the Company’s products is worldwide; however 90% of the Company’s revenue is derived from U.S.-based sources.

     NOTE 14 – IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB issued SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement is effective for fiscal years beginning after December 31, 2001. This supercedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, while retaining many of the requirements of such statement. The Company does not believe that this statement will have a material effect on the Company’s financial statements.

Certain provisions of The Emerging Issues Task Force pronouncement EITF 01-9, “ Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”, are effective for fiscal periods beginning after December 15, 2001. The Company is evaluating the impact that this pronouncement will have on the Company’s financial statements as it relates to retail display allowances.

General Media, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
and Accumulated Deficit
(unaudited)

(amounts in thousands)

	Nine months ended		Three months ended
	September 30,		September 30,

	2001	2002	2001	2002

Net revenues	$47,061	$42,120	13,863	11,838

Operating costs and expenses
Publishing-production, distribution and editorial	18,203	16,744	6,131	5,113
Entertainment- direct costs	815	637	304	195
Selling, general and administrative	19,054	18,152	6,140	5,742
Bad debt expense	933	339	88	261
Rent expense from affiliated companies	533	430	192	97
Depreciation and amortization	453	399	149	126

Total operating costs and expenses	39,991	36,701	13,004	11,534

Income from operations	7,070	5,419	859	304

Other income (expense)
Interest expense	(6,086)	(5,571)	(1,993)	(1,780)
Gain on sale of officer’s life insurance		811
Interest income	231	65	59	4
Debt restructuring expenses (Note 6)	(9,558)		(34)

Total other income (expense), net	(15,413)	(4,695)	(1,968)	(1,776)

Income (loss) before provision for income taxes	(8,343)	724	(1,109)	(1,472)
Income tax expense (benefit)	25	18	(351)	5

Net income (loss)	(8,368)	706	(758)	(1,477)
Accumulated deficit-beginning of period	(55,807)	(65,715)	(63,417)	(63,532)

Accumulated deficit-end of period	$(64,175)	$(65,009)	$(64,175)	$(65,009)

See notes to condensed consolidated financial statements.

General Media, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(amounts in thousands)

	December 31,	September 30,
	2001	2002

		(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,431	$290
Accounts receivable, net of allowance for doubtful accounts	3,340	2,176
Inventories	4,447	3,373
Prepaid expenses and other current assets	1,855	1,057

Total current assets	12,073	6,896
WORKS OF ART AND OTHER COLLECTABLES	2,270	2,270
PROPERTY AND EQUIPMENT — AT COST;
net of accumulated depreciation and amortization	2,420	2,021
OTHER ASSETS
Due from affiliated companies	3,805	2,477
Rent security deposits	1,496	1,107
Loan to shareholder	1,000
Deferred subscription acquisition costs, net	1,282	283
Other	1,440	993

	9,023	4,860

	$25,786	$16,047

LIABILITIES AND STOCKHOLDER DEFICIENCY
CURRENT LIABILITIES
Current maturities of Senior Secured Notes	$5,800	$8,450
Accounts payable	12,439	6,299
Accrued retail display allowance	1,407	1,678
Deferred revenue	9,551	7,545
Accrued Interest — Senior Secured Notes	1,840	1,708
Other liabilities and accrued expenses	2,442	4,012
Income tax payable	925	922

Total current liabilities	34,404	30,614
SENIOR SECURED NOTES, less current maturities	43,257	37,122
UNEARNED REVENUE	1,433	1,108
OTHER NON-CURRENT LIABILITIES	1,130	935
CONTINGENCIES
MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK	9,450	10,791
STOCKHOLDER DEFICIENCY
Common stock, $.01 par value; 1,000,000 shares; issued and outstanding, 477,401 shares	5	5
Capital in excess of par value	1,822	481
Accumulated deficit	(65,715)	(65,009)

	(63,888)	(64,523)

	$25,786	$16,047

See notes to condensed consolidated financial statements.

General Media, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)

(amounts in thousands)

	Nine months ended
	September 30,

	2001	2002

Cash flows from operating activities
Net income (loss)	$(8,368)	$706
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation and amortization	453	399
Amortization of unearned revenue	(273)	(324)
Gain on sale of officer’s life insurance policies		(811)
Debt restructuring cost	9,558
Income taxes reimbursable to affiliated companies	25
Change in operating assets and liabilities:
Accounts receivable	2,636	1,164
Inventories	1,871	1,074
Other current assets	684	798
Other assets	(296)	1,711
Accounts payable, accrued expenses and other current liabilities	(651)	(4,300)
Accrued interest on Senior Secured Notes	(858)	(132)
Income taxes payable	19	(3)
Deferred revenue	(360)	(2,006)
Other long term liabilities	(66)	(195)

Net cash provided by (used in) operations	4,374	(1,919)

Cash flows from investing activities
Proceeds from sale of officer’s life insurance policies		935
Capital expenditures	(110)

Net cash provided by (used in) investing activities	(110)	935

Cash flows from financing activities
(Advances to) / repayments from affiliated companies	(2,832)	1,328
Debt issuance costs	(1,939)
Repayment of Senior Secured Notes	(1,193)	(3,485)
Loan to shareholder		1,000

Net cash used in financing activities	(5,964)	(1,157)

Net decrease in cash and cash equivalents	(1,700)	(2,141)
Cash and cash equivalents at beginning of period	6,425	2,431

Cash and cash equivalents at end of period	$4,725	$290

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$6,943	$5,668
Income taxes	$33	$19
Supplemental disclosure of non-cash financing activities:
Noncash issuance of mandatorily redeemable convertible preferred stock	$8,200
Noncash expiration of redeemable common stock warrants	$582
Noncash “paid in kind” dividends on mandatorily redeemable preferred stock	$674	$1,086
Noncash accretion of mandatorily redeemable preferred stock to liquidation preference	$165	$255
Noncash exchange of Senior Secured Notes	$51,507

See notes to condensed consolidated financial statements.

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

1. Basis of Preparation and Liquidity

General Media International, Inc. (“GMI”) is the holder of 99.5% of the common stock of General Media, Inc. (the “Company”). On March 29, 2001 the Company issued 9,905 shares of mandatorily redeemable convertible preferred stock to third parties (See Note 7). The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. The results of operations for the three months and nine months ended September 30, 2002 are not necessarily indicative of results that may be expected for any other interim period or for the full year. The balance sheet information for December 31, 2001 has been derived from the audited financial statements at that date.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At September 30, 2002, the Company’s cash balance was $290,000 as compared to $2,431,000 at December 31, 2001, a decrease of $2,141,000 during the nine month period ended September 30, 2002. This decrease was due to the use of $1,919,000 in operating activities and mandatory principal payments of $3,485,000 for its Series C Notes. This was offset in part by the receipt of $935,000 from the sale of officer’s life insurance policies on the life of the principal shareholder, net repayments from affiliated companies of $1,328,000 and the collection of $1,000,000 of loans receivable from the principal shareholder that arose in prior periods. In August and October 2002, the Company received approximately $188,000 and $1,500,000, respectively, in repayments from GMI on amounts due the Company by affiliated companies. These funds, along with $1,970,000 of cash from operations, were used during October 2002 to pay principal and interest payments totaling $3,658,000 on the Series C Notes. At September 30, 2002, the Company’s current liabilities exceeded current assets by $23,718,000.

In addition to the principal and interest payments made in October 2002, the Company’s Series C Notes require interest payments of approximately $6,199,000 and amortization payments of $6,500,000 during the period November 1, 2002 to September 30, 2003. The management of the Company does not believe it can generate sufficient funds from operations to make all of these required payments. In the event that the Company is unable to make these payments, the trustee under the Indenture could assume control over the Company and substantially all of its assets including its registered trademarks. The Company is seeking other sources of financing to replace its current debt arrangements. There can be no assurance that the Company will be successful in obtaining other sources of financing.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon the Company’s ability to obtain financing and continue operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

1. (Continued)

The Company has undertaken the following actions to attempt to improve its profitability and cash flow:

•	On February 28, 2002, the Company reduced its workforce by 39 employees (26% of total workforce). This action reduced the amount of cash required for salary and benefit expenses.

•	Reduced the production and distribution costs of its magazines by negotiating reductions in the price of paper and printing costs, changing the paper grades on its magazines, reducing the number of copies printed, reducing the number of pages per issue and by changing their design to improve production efficiencies.

•	Reduced the amount of cash expended to promote subscriptions and reduced the amount of cash expended on other selling, general and administrative expenses.

•	Improved revenue by adding additional special issues of its magazines.

•	Delayed employee salary increases for five months during 2002.

•	The principal shareholder of GMI repaid a $1,000,000 loan that arose in prior periods.

•	During the nine months ended September 30, 2002, GMI repaid $2,748,000 of intercompany advances.

•	During the month of October 2002, GMI repaid an additional $1,500,000 of intercompany advances.

Since the above actions will not generate sufficient improvements to cash flow to meet current debt service requirements, the Company is contemplating additional actions, including seeking other sources of financing, to provide cash. However, there can be no assurances that management will be able to achieve such a result.

These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2001 included in the Company’s Annual Report on Form 10-K. The accounting policies used in preparing these financial statements are the same as those described in the financial statements and notes thereto for the year ended December 31, 2001.

2. Accounting For Retail Display Allowances

Certain provisions of The Emerging Issues Task Force pronouncement EITF 01-9, “ Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”, are effective for fiscal periods beginning after December 15, 2001. The Task Force reached a consensus that consideration from a vendor to a reseller of the vendor’s products is presumed to be a reduction of the selling prices of the

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

2. (Continued)

vendor’s products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor’s income statement. Beginning January 2002 the Company adopted this policy as it relates to retail display allowances. Retail display allowances had been included in selling, general and administrative expenses prior to the adoption of this policy. The effect on the Company of the adoption of the policy is a reduction of newsstand revenue and an equivalent reduction in selling, general and administrative expenses of $2,210,000 and $1,899,000 for the nine months ended September 30, 2002 and 2001, respectively. As a result of this adjustment, the net revenue and the selling, general and administrative expenses of the publishing segment for the nine months ended September 30, 2001 have each been reduced by approximately $1,899,000 to conform to the September 30, 2002 presentation.

3. Inventories

Inventories consist of the following:

	December 31,	September 30,
	2001	2002

	In Thousands
Paper and printing	$1,411	$1,469
Editorials and pictorial	2,239	1,510
Film and programming costs	797	394

	$4,447	$3,373

4. Management Charge

The Company incurs shared common indirect expenses for the benefit of GMI and affiliated companies, including accounting, personnel, management information systems, employee relations and other administrative services. In addition, the Company is charged by GMI and its subsidiaries for the benefit of other corporate overhead costs, executive compensation and other costs, which principally relate to office space. These allocations are based on factors determined by management of the Company and GMI to be appropriate for the particular item, including estimated relative time commitments of managerial personnel, relative number of employees and relative square footage of all space occupied. Management believes that the allocation method and amounts are reasonable.

5. Senior Secured Notes

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

5. (Continued)

On December 21, 1993, the Company issued, pursuant to an indenture (the “Indenture”), $85,000,000 of Senior Secured Notes (the “Notes”) at an issue price equal to 99.387% of the principal amount of the Notes. As part of the issuance of the Notes, the Company issued 85,000 common stock purchase warrants to the purchasers of the Notes and sold to the underwriter, at a discount, 102,506 warrants (the “Warrants”). The Warrants, having an expiration date of December 22, 2000, entitled the holders to purchase in the aggregate 25,000 shares of the Company’s common stock at the exercise price of $0.01 per share. The Warrants also gave the holders the right to require the Company to purchase for cash all of the Warrants at their fair value. At the time of issuance, the Company recorded the Warrants at their fair value. The Notes were collateralized by a first priority security interest in all intellectual property rights (including copyrights and trademarks) and substantially all other intangible and tangible assets of the Company, other than accounts receivable, inventory and cash equivalents.

In July 1995, the Company repurchased $5,000,000 face amount of its outstanding Notes, including 5,000 warrants, for cash of $4,050,000. In May 1999, the Company repurchased $28,000,000 face amount of its outstanding Notes for cash of $26,600,000. The remaining Notes matured on December 31, 2000 and bore interest at 10-5/8% per annum, which was payable semiannually.

On December 22, 2000, 18,009 of the Warrants were converted into 2,401 shares of the Company’s Common Stock and 104,076 Warrants expired without being timely exercised in accordance with the Warrant agreement. The due date of the remaining 60,421 Warrants held by holders of the Notes was extended as part of the negotiations for refinancing the Notes. The exercise of the 18,009 Warrants was recorded in December 2000 as a reduction in redeemable warrants and a contribution to capital of $173,000. The expiration of the 104,076 Warrants was recorded in the financial statements in December 2000 as an extraordinary gain from extinguishment of debt of $571,000, net of income tax of $465,000.

On March 29, 2001 (the “Closing Date”), the Company refinanced the Notes. Under the refinancing agreement, the Company exchanged the $51,507,000 of principal amount of Notes and any Warrants held by Noteholders (the “Consenting Holders”) for Series C Notes and mandatorily redeemable convertible preferred stock (the “Preferred Stock”) with a liquidation preference of $10,000,000 (See Note 7) meeting certain specified terms and conditions. The remaining $493,000 principal amount of Notes that were not exchanged were retired by payments made to the holders on March 29, 2001.

The Series C Notes will mature on March 29, 2004, bear interest at a rate of 15% per annum from and after January 1, 2001 and require amortization payments of $5,800,000 during the calendar year 2002 and $6,500,000 during the calendar year 2003, with the balance due in 2004. In addition, further amortization equal to 50% of excess cash flow in each year is required, as well as any proceeds from the sale of certain real property owned by GMI (after payment of existing debt obligations thereon) and any proceeds to the Company from certain insurance policies (the “Policies”) on the life of the principal shareholder. The Company made amortization payments of $3,485,000 during the first nine months of 2002, which included $935,000 of proceeds from the sale of certain of the Policies (See Note 8).

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

5. (Continued)

The Indenture has been extended to the March 29, 2004 maturity of the Series C Notes. The original Indenture contained covenants, that continue to the new maturity date, which, among other things, (i) restrict the ability of the Company to dispose of assets, incur indebtedness, create liens and make certain investments, (ii) require the Company to maintain a consolidated tangible net worth deficiency of no greater than $81,600,000, and (iii) restrict the Company’s ability to pay dividends unless certain financial performance tests are met. The Company’s subsidiaries, which are guarantors of the Senior Secured Notes under the Indenture, however, were and continue to be permitted to pay intercompany dividends on their shares of common stock. The ability of the Company and its subsidiaries to incur additional debt is severely limited by such covenants. The Indenture was amended in conjunction with the issuance of the Series C Notes to reflect the above mentioned payments, to reflect the March 29, 2004 maturity of the Series C Notes, to provide additional “Change of Control” events (requiring the commencement of an offer to purchase Notes), to provide additional flexibility as to the nature of, but also to set a fixed dollar limit for, “Owner Payments”, and to require Noteholder consent to entering into new lines of business or for sales or other conveyances of the Penthouse trademark (other than ordinary course licensing) or other assets for net proceeds in excess of $500,000. In addition, the related Security Agreement was amended to grant additional security interests in inventory and accounts receivable as well as a security interest in proceeds of the sale of certain real property owned by GMI (after payment of existing debt obligations thereon) and on any proceeds to the Company from certain Policies on the life of the Company’s principal beneficial owner. As of September 30, 2002, the Company was in compliance with all such covenants. However as of September 30, 2002 the Company had not made a required principal redemption of approximately $1,950,000 and a required interest payment of approximately $1,708,000, both due by that date. In August and October 2002, the Company received approximately $188,000 and $1,500,000, respectively, in repayments from GMI on amounts due the Company by affiliated companies. These funds, along with $1,970,000 of cash from operations, were used by the Company in October 2002 to make the required principal and interest payments within the applicable grace periods allowed for by the Indenture.

     On August 1, 2002, the Company and the holders of a majority in principal amount of the Series C Notes (the “Holders”) entered into a Third Supplemental Indenture to amend the “Change of Control” events in the Indenture to add further restrictions on the amount of “Owner Payments”; to substitute John Orlando for John Prebich in the “Change of Control” provision; and to require that new financial covenants (the “Financial Covenants”) be added that require the Company to achieve not less than 80% of the projected revenues and EBITDA to be set forth in a business plan in a form and substance reasonably satisfactory to the Holders. In addition the Company agreed to allow the Holders to audit the books and records of the Company and the payroll records of GMI and to pay all the legal fees, costs and expenses, and audit fees of the Holders (collectively the “Amendment Expenses”) related to the agreement. The Company recorded $114,000 of Amendment Expenses during the nine months ended September 30, 2002. In July 2002, the Company also paid $100,000 to the Holders as a deposit against Amendment Expenses expected to be incurred by the Holders in completing the further amendments to the Indenture required to incorporate the accepted business plan into the financial covenants. In exchange for these amendments the Holders agreed to waive their prior contention that a “Change of Control” event had occurred with respect to the termination of John Prebich, the Company’s former President and Chief Operating Officer.

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

On September 13, 2002, the Company submitted a business plan to the Holders for approval in accordance with the requirements of the Third Supplemental Indenture. The Holders notified the Company that they had accepted the business plan effective October 4, 2002. The Company and the Holders are in the process of preparing an additional supplement that will incorporate the Financial Covenants into the Indenture.

6. Debt Restructuring Expenses

In connection with the refinancing of the Company’s debt, as more fully described in Note 5 above, the Company recorded debt restructuring expenses during the nine months ended September 30, 2001 of $9,558,000, consisting of a fee of approximately $1,030,000 to Consenting Holders as well as their legal fees and expenses of approximately $177,000, legal fees and expenses for the Company’s own lawyers and representatives of approximately $733,000 and the fair market value of 9,905 shares of Preferred Stock of $8,200,000 issued to the Consenting Holders, as more fully described in Note 7 below, less the remaining $582,000 of liability associated with 60,421 Warrants surrendered in connection with the refinancing.

7. Mandatorily Redeemable Convertible Preferred Stock

On March 29, 2001, the Company issued 9,905 shares of Preferred Stock to the Consenting Holders with a fair market value of $8,200,000. The Preferred Stock carries a liquidation preference of $10,000,000, provides for “paid-in-kind” dividends at a 13% per annum rate and is convertible at the option of the holders, after two years following the Closing Date, into 10% of the Company’s common stock on a fully diluted basis in the third year, 12.5% of the Company’s common stock on a fully diluted basis in the fourth year, and 15% of such common stock on a fully diluted basis during the fifth year. The Preferred Stock is mandatorily redeemable by the Company (subject to the aforementioned conversion rights) at its liquidation preference including the “paid-in-kind” dividends at the end of the fifth year.

The Preferred Stock may be optionally redeemed by the Company at a discount during the first and second years following the Closing Date at redemption prices of $4,000,000 if redeemed in the first six months, $6,000,000 thereafter in the first year and $10,000,000 in the second year, and may be optionally redeemed at increasing premiums of 110%, 115% and 120% during the third, fourth and fifth years, respectively, provided that the Series C Notes are paid in full at or before the time of any redemption.

The recorded value net of issuance costs are being accreted using the effective interest method through the March 29, 2006 mandatory redemption date of the Preferred Stock. The Company recorded $255,000 and $165,000 of such accretion for the nine months ended September 30, 2002 and 2001, respectively. The Company also recorded “paid-in-kind” dividends of approximately $1,086,000 and $674,000 for the nine months ended September 30, 2002 and 2001, respectively. Both the accretion of the Preferred Stock and the “paid-in-kind” dividends are reflected in the accompanying financial statements as an increase in Mandatorily Redeemable Convertible Preferred Stock and a decrease in Capital In Excess Of Par Value.

8. Gain On Sale Of Officer’s Life Insurance Policies

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

In April 2002, certain officer’s life insurance policies were sold to an unrelated third party, resulting in proceeds to the Company of approximately $935,000 and a net gain of approximately $811,000, after deducting the cash surrender value of the policies of approximately $124,000. The proceeds from the sale of the policies was applied against the Senior Secured Notes as an additional principal payment in accordance with the requirements of the Indenture (See Note 5).

9. Income Taxes

The Company incurred a taxable loss of approximately $1,865,000 for the nine months ended September 30, 2002. In addition the Company has a net operating loss (“NOL”) carryover available from the prior year of approximately $1,475,000, which can be used to reduce future taxable income. This NOL will expire in 2021. The income tax provision for the nine months ended September 30, 2002 consists of state minimum taxes of approximately $18,000.

The Company and its subsidiaries are included in the consolidated Federal income tax return of GMI. The provision for income taxes in the accompanying statements of operations is allocated to the Company from GMI as if the Company filed separate income tax returns. Since each member of a consolidated tax group is jointly and severally liable for Federal income taxes of the entire group, the Company may be liable for taxes of GMI or other members of the consolidated group. Under the terms of a Tax Sharing and Indemnification Agreement (the “Agreement”), the Company can utilize the net operating losses of GMI (“GMI NOL’s”) to reduce its income taxes, as long as the Company is a member of GMI’s consolidated group. To the extent that the Company utilizes such GMI NOL’s to reduce its income taxes, it is required to pay GMI, within thirty days after the Company pays the group consolidated tax liability, an amount that would have been paid in taxes had the net operating losses of GMI not been available. At January 1, 2002, GMI had available for Federal income tax purposes GMI NOL’s aggregating approximately $84,751,000, which can be used by the Company to reduce future income taxes, as long as the Company is a member of GMI’s consolidated group. These GMI NOL’s expire in tax years 2007 through 2021.

10. Contingencies

On December 3, 2001, Network Telephone Services (“NTS”) filed in Los Angeles Superior Court (the “Court”) a complaint against Robert C. Guccione, GMI and the Company (collectively the “Defendants”) asserting breach of promissory note, breach of written guarantee, and a declaration of rights and injunctive relief arising out of a promissory note and several other agreements between NTS and the Defendants. NTS seeks damages in the amount of approximately $1,098,000, interest at the rate of 9% per annum from September 1, 2001 and attorneys fees. The Defendants have filed their answer to the complaint asserting a cross-complaint requesting a declaration of whether and to what extent the arbitrary reduction in the rates of payout by an affiliate of NTS breached its pay-per-call service agreement with the Company. The Court ordered the case to mediation, which began on June 4, 2002. The Company is in negotiations with NTS to renew its pay-per-call service and advertising agreements, which renewal could provide for the settlement of this litigation. In the event these agreements cannot be negotiated at fair market rates and damages are assessed against the Company, it will seek to recover any amounts paid to NTS from Robert C. Guccione and GMI. In light of the concerns related to the Company’s liquidity, which are more fully described in Note 1, it is possible that the Company would be unable to satisfy a judgement rendered against it by the Court, should one be assessed. Therefore management believes that an adverse outcome with respect to these proceedings could

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

10. (Continued)

have a material adverse effect on its financial condition or results of operations.

On May 8, 2002, Anna Kournikova (“Anna”) filed in United States District Court for the Central District of California (the “California Court”), an action (the “Action”) alleging, among other things, that the Company published photographs (the “Photographs”) of a woman topless in the June 2002 issue of Penthouse Magazine (the “Magazine”), falsely representing them to be pictures of Anna when they were in reality photographs of someone else. The Action also alleges that the Company advertised its intention to make the Photographs and a video of the woman available on its Internet Site on May 10, 2002. On May 7, 2002, the Company issued a press release stating that it had made an unintentional error when it said the Photographs were of Anna and it apologized to Anna and the actual woman in the Photographs for the error. The Company also published the apology on its Internet Site.

Anna seeks a permanent injunction barring the Company from any similar acts concerning her, barring it from any further distribution of the Photographs and the June 2002 edition of the Magazine, barring it from any references to Anna on its Internet Site, barring it from representing that any pictures or photographs on the Internet Site are depictions of Anna, ordering it to deliver or destroy all materials that have the alleged false representations, ordering the disgorgement and paying over of all profits it earned and any other unjust enrichment that it received from the alleged false depiction of Anna, awarding damages in an unspecified amount not less than $10,000,000, trebling of these unspecified damages, awarding punitive damages in an unspecified amount and reimbursement for Anna’s costs and attorneys’ fees in prosecuting the Action. The Company has filed a motion to dismiss portions of the complaint and Anna has filed a cross-motion to freeze $15,000,000 of the Company’s assets for purposes of insuring the payment of a possible judgement. The California Court denied both of these motions in August 2002. Anna has since filed an appeal to the Ninth US Court of Appeals. The Company and Anna are currently engaged in exchanging requests for documents and the taking of depositions related to Anna’s appeal. The Company intends to vigorously defend itself in this action. It is still too early to determine the possible outcome of the proceedings. Therefore management cannot give an opinion as to the effect this Action will have on the Company’s financial condition or results of operations. There can be no assurance, however, that the ultimate liability from these proceedings will not have a material adverse effect on its financial condition and results of operations.

On May 24, 2002, Reed Somberg and Liuz Gonzalez individually and on behalf of all others similarly situated (the “Class Action Plaintiffs”) filed in the Circuit Court of Florida, 11th Judicial Circuit for Miami/Dade County (the “Florida Court”), an action alleging that the Company committed a “breach of duty” when it published the Photographs, falsely representing them to be pictures of Anna when they were in reality photographs of someone else. The Class Action Plaintiffs claim they bought the Magazine prior to learning that the authenticity of the Photographs was in question for the sole purpose of looking at these Photographs. The action requested class-action certification, a refund of the price of the Magazine, compensation for “lost value” of the Magazine, court costs and interest. On July 22, 2002, the Company filed a motion to dismiss the action. On October 8, 2002, the Florida Court issued an order that gave the Class Action Plaintiffs ten days to file an amended complaint or the case would be dismissed with prejudice. The Class Action Plaintiffs failed to file an amended complaint within the ten day period and the Class Action Plaintiffs have agreed to a dismissal

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

10. (Continued)

of the action.

On August 26, 2002, Vadim Levin and Alex Sheyngis individually and on behalf of all others similarly situated (the “Other Class Action Plaintiffs”) filed in the Circuit Court of Cook County, Illinois, an action alleging that the Company committed a breach of contract, a breach of express warranty and consumer fraud when it published the Photographs, falsely representing them to be pictures of Anna when they were in reality photographs of someone else. The Other Class Action Plaintiffs have filed a request that the action be certified as a class action with the two plaintiffs as class representatives and their lawyer as class counsel. The Company has filed a motion to dismiss the action. The Company intends to vigorously defend itself in this action. It is still too early to determine the possible outcome of the proceedings. Therefore management cannot give an opinion as to the effect this Action will have on the Company’s financial condition or results of operations. There can be no assurance, however, that the ultimate liability from these proceedings will not have a material adverse effect on its financial condition and results of operations.

There are various other lawsuits claiming amounts against the Company. It is the opinion of the Company’s management that the ultimate liabilities, if any, in the outcome of these cases will not have a material effect on the Company’s financial statements.

11. Segment Information

The Company is currently engaged in activities in three industry segments: publishing, online and entertainment. The publishing segment of the Company is engaged in the publication of Penthouse magazine and four affiliate magazines (the “Affiliate Publications” and, together with Penthouse magazine, the “Men’s Magazines”), the licensing of the Company’s trademarks to publishers in foreign countries and for use on various consumer products and services. The online segment is engaged in the sale of memberships to the Company’s Internet site (the “Internet Site”), the sale of advertising banners posted on the Internet Site and the sale of adult-oriented consumer products through the Company’s online store. The entertainment segment of the Company produces a number of adult-oriented entertainment products and services, including pay-per-call telephone lines, digital video discs (“DVD’s”), video cassettes and pay-per-view programming.

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

11. Segment Information (Continued)

				Corporate and
	Publishing	Online	Entertainment	reconciling items	Consolidated

	(in thousands)
Nine Months Ended September 30, 2002
Revenues from customers	$35,150	$5,637	$1,333		$42,120
Depreciation and amortization	341	55	3		399
Income (loss) from operations	10,234	3,107	485	(8,407)	5,419
Interest expense	191			5,380	5,571
Gain on sale of officer’s life insurance policies				811	811
Interest income	5			60	65
Segment profit (loss) before income taxes	10,048	3,107	485	(12,916)	724
Segment assets	8,155	128	628	7,136	16,047
Nine Months Ended September 30, 2001
Revenues from customers	$37,064	$7,590	$2,407		$47,061
Depreciation and amortization	376	63	14		453
Income (loss) from operations	10,136	4,401	1,413	(8,880)	7,070
Interest expense	304			5,782	6,086
Debt restructuring expenses				9,558	9,558
Interest income	14			217	231
Segment profit (loss) before income taxes	9,846	4,401	1,413	(24,003)	(8,343)
Segment assets	11,301	336	1,467	15,578	28,682
Capital expenditures	57	53			110

The Corporate and reconciling items column represents corporate administrative expenses such as executive, human resources, finance and accounting, management information systems, costs related to the operation of the corporate and executive offices, interest expense (to the extent unallocated), interest income (to the extent unallocated), gain on sale of officer’s life insurance (in 2002) and, debt restructuring expenses (in 2001) resulting in the segment profit (loss) shown. Corporate and reconciling items included in segment assets

General Media, Inc. and Subsidiaries
Notes to Condensed Consolidated
Financial Statements (Unaudited)

11. Segment Information (Continued)

includes cash, security deposits, the cash surrender value of officer’s life insurance, loan to shareholder and loan to affiliated company.

The market for the Company’s products is worldwide; however approximately eighty eight percent of the Company’s revenue is derived from U.S.-based sources.

No customer of the Company accounted for more than ten percent of the Company’s net revenue during the nine months ended September 30, 2002 and 2001, and no part of the business is dependent upon a single customer or a few customers, the loss of any one of which would have a material adverse effect on the Company.

12. Exchange Of Capital Stock

On November 8, 2002, GMI exchanged 475,000 shares or 99.5% of the Company’s issued and outstanding $.01 per share common stock for 42,500,000 shares or 85% of the issued and outstanding $0.0025 per share common stock of American Pulp Exchange, Inc. (“APE”) pursuant to a Stock Exchange Agreement between GMI and APE.